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                                                                    Exhibit 3.51

                          ARTICLES OF INCORPORATION OF

                               XANTECH CORPORATION

                                   ARTICLE I.

      The name of this Corporation is:

                              XANTECH CORPORATION.

                                   ARTICLE II.

      The purposes for which this Corporation is formed, are:

      (a) to engage in the primary business of development, manufacture and sale of innovative engineered products for leisure use, specifically flourescent and incandescent lighting fixtures;

      (b) To manufacture, fabricate, assemble, to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease and otherwise dispose of, and to invest, trade, deal in and deal with goods, wares and merchandise and supplies and all other personal property of every class and description;

      (c) To purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, exchange, mortgage, convey in trust, improve, construct, operate any and all real estate, improved or unimproved, manufacturing plants, and any and all other property of every kind or description, real, personal and mixed, and wheresoever situated, either in California, other states of the United States, the District of Columbia, territories and colonies of the United States, or foreign countries. Under no circumstances shall this corporation develop, engineer, construct, buy or sell, trade in, lease or manage residential, industrial and commercial real properties;

      (d) To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (1) by purchase of the assets thereof wholly or in part,
(2) by acquisition of the shares or any part thereof, or (3) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this Corporation, or otherwise; to hold, maintain, and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business;

      (e) To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copy-rights, trade-marks and trade names, and governmental, state, territorial, county and municipal grants and concessions of

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every character which this Corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties;

      (f) To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision;

      (g) To become a partner (either general or limited or both) and to enter into agreements of partnership, with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this Corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this Corporation or to enhance the value of its property or business;

      (h) From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect and to appropriate any of this Corporation's shares, bonds and/or assets to defray the costs, charges and expenses thereof;

      (i) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units or interest in, or in respect of, any trust estate, now or hereafter existing, and whether created by laws of the State of California or of any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporations or in the name of this Corporation, and while the owners of any of said shares of capital stock, to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do;

      (j) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this Corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness;

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      (k)   To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company;

      (l) To issue bonds, notes, debentures or other obligations of this Corporation from time to time for any of the objects or purposes of this Corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell and transfer shares of its own capital stock to the extent and in the manner provided by the laws of the State of California as the same are now in force or may be hereafter amended;

      (m) To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interests therein, and in general products of the earth and deposits, both subsoil and surface, of every nature and description;

      (n) To carry on any business whatsoever, either as principal or as agent or both, or as a partnership, which this Corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this Corporation or to enhance the value of its property or business; to conduct its business in this state, in other states; in the District of Columbia, in the territories and colonies of the United States, and in foreign countries;

      (o) To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this Corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

      The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

                                  ARTICLE III.

      The County in the State of California where the principal office for the transaction of business of this Corporation is to be located is Los Angeles County.

                                   ARTICLE IV.

      This Corporation is authorized to issue only one class of shares of stock; the total number of shares which this Corporation shall have authority to issue is (2,500,000) Two Million Five Hundred Thousand shares, and the aggregate par value of all shares that are to have a par value shall be Twenty Five Thousand Dollars ($25,000.00) and the par value of each of said shares shall be one cent ($0.01).

                                      -3-
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                                   ARTICLE V.

      The number of Directors shall be three (3), and the names and addresses of the persons who are hereby appointed to act as the first Directors of this Corporation are:

      NAMES                                       ADDRESSES
      -----                                       ---------
PHILIP S. MAGARAM                   Suite 500, 3460 Wilshire Boulevard
                                    Los Angeles, California 90005

IRA D. RISKIN                       Suite 500, 3460 Wilshire Boulevard
                                    Los Angeles, California 90005

BEN GOULD                           Suite 500, 3460 Wilshire Boulevard
                                    Los Angeles, California 90005.

      IN WITNESS WHEREOF, for the purposes of forming this Corporation, the undersigned, constituting the incorporators of this Corporation, including the persons named hereinabove as the first Directors of this Corporation, have executed these Articles of Incorporation this 3rd day of November, 1969.

                                                  /s/ Philip S. Magaram
                                                 -----------------------------
                                                 PHILIP S. MAGARAM

                                                   /s/ Ira D. Riskin
                                                 -----------------------------
                                                 IRA D. RISKIN

                                                   /s/ Ben Gould
                                                 -----------------------------
                                                 BEN GOULD

STATE OF CALIFORNIA,     )
                         ) SS.
COUNTY OF Los Angeles    )

      ON THIS 3rd day of November, 1969, before me, the undersigned, a Notary Public in and for said County and State, personally appeared PHILIP S. MAGARAM, IRA D. RISKIN and BEN GOULD, known to me to be the persons whose names are subscribed to the within Articles of Incorporation, and acknowledged to me that they executed the same.

      WITNESS MY HAND and Official Seal.

                                   /s/ Mary Ellen Hunt
                                ----------------------------------
                                Notary Public in and for said County and State.

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                               AGREEMENT OF MERGER

                                       OF

                               XANTECH CORPORATION

                                       AND

                            XANTECH ACQUISITION, INC.

      This AGREEMENT OF MERGER is entered into on December 3, 1999 by XANTECH COROPRATION (herein, the "Surviving Corporation") and XANTECH ACQUISITION, INC. (the "Disappearing Corporation") as approved by the Board of Directors of each of said corporations:

The Disappearing Corporation, which is a corporation incorporated in the State of California, shall be merged with and into the Surviving Corporation, which is a corporation incorporated in the State of California.

The separate existence of the Disappearing Corporation shall cease upon the effective date of the merger in accordance with the provisions of the General Corporation Law of the State of California.

The Surviving Corporation shall continue its existence under its present name pursuant to the provisions of the General Corporation Law of the State of California.

The Articles of Incorporation of the Surviving Corporation upon the effective date of the merger shall be the Articles of Incorporation of the Surviving Corporation except that Article IV thereof, relating to the number of authorized shares of the corporation, is amended and changed so as to read as follows upon the effective date of the merger:

            "This Corporation is authorized to issue only one class of shares of stock; the total number of shares which this Corporation shall have authority to issue is one hundred (100), and the aggregate par value of all shares that are to have a par value shall be $1.00 and the par value of each of said shares shall be one cent ($0.01)."

and said Articles of Incorporation as herein amended and changed shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of California.

The bylaws of the Disappearing Corporation upon the effective date of the merger shall be the bylaws of the Surviving Corporation and shall comtinue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of California.

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The directors of the Disappearing Corporation in office upon the effective date of the merger shall continue to be the members of the Board of Directors of the Surviving Corporation, all of whom shall hold their directorships until the election, choice, and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation. The officers of the Surviving Corporation shall be those officers listed in the Agreement and Plan of Merger dated as of October 29, 1999 (the "Plan of Merger") by and among Nortek, Inc., a Delaware corporation, the Disappearing Corporation, the Surviving Corporation, Herbert E. Seymour and Earlene Marilyn Seymour, as Trustees of The Herbert E. & Earlene Marilyn Seymour Family Trust, and Herbert E. Seymour, in his capacity as agent for the shareholders of the Surviving Corporation (as constituted prior to the merger) in connection with the merger.

Pursuant to the Plan of Merger each share of capital stock of the Disappearing Corporation issued and outstanding prior to the merger shall be converted into and become one share of common stock of the Surviving Corporation. Each share of capital stock held in the treasury of the Surviving Corporation prior to the merger shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange for such shares. Each share of issued and outstanding capital stock of the Surviving Corporation (as constituted prior to the merger) shall be converted into the right to receive $12.11765 in cash and $4.03922 in 8 1/2% promissory notes due December 3, 2004 issued by Nortek, Inc., a Delaware corporation, such that the aggregate merger consideration is $12,000,000 in cash and $4,000,000 in promissory notes.

The Agreement of Merger herein entered into and approved shall be submitted to the shareholders entitled to vote thereon of the Disappearing Corporation and the Surviving Corporation for their approval or rejection in the manner prescribed by the provisions of the General Corporation Law of the State of California.

In the event that this Agreement of Merger shall have been approved by the shareholders entitled to vote of the Disappearing Corporation and the Surviving Corporation in the manner prescribed by the provisions of the General Corporation Law of the State of California, the Disappearing Corporation and the Surviving Corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

The Board of Directors and the proper officers of the Disappearing Corporation and of the Surviving Corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

Signed on December 3, 1999

                                          XANTECH CORPORATION

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                                          By:   /s/ Herbert E. Seymour
                                             ---------------------------------
                                             Name: Herbert E. Seymour
                                             Its:  President

                                          By:   /s/ Earlene Marilyn Seymour
                                             ---------------------------------
                                             Name: Earlene Marilyn Seymour
                                             Its:  Secretary

Signed on December 3, 1999

                                          XANTECH ACQUISITION, INC.

                                          By:   /s/ Richard J. Harris
                                             ---------------------------------
                                             Name: Richard J. Harris
                                             Its:  Vice President

                                          By:   /s/ Scott E. Orchard
                                             ---------------------------------
                                                 Name: Scott E. Orchard
                                                 Its:  Assistant Secretary